UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒ Soliciting Material Pursuant to §240.14a-12

PEOPLES FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 6, 2021

Dear Shareholder:

I am writing to remind you to vote FOR the recommendations of our Board of Directors (the “Board”) as to the election of directors for Peoples Financial Corporation (the “Company”) and the ratification of the Company’s selection of independent auditors by signing and returning the WHITE PROXY CARD for this year’s annual meeting (the “Meeting”). The reasons why you should vote using the WHITE PROXY CARD are becoming more apparent each day as we approach the Meeting:

●	On March 24, the Company declared a dividend of $0.10 per share, which was a 150% increase over the Company’s last semi-annual dividend and a total increase of 400% over dividends paid last year;

●	On April 19, the Company announced earnings of $4,330,000 for the first quarter ended March 31, 2021, which was an increase of nearly 4 times relative to earnings from the first quarter of 2020;

●	On April 23, the Company announced the expansion of its share repurchase program by increasing the planned repurchase amount by an additional 200,000 shares; and

●

On May 5, the Company announced that a leading independent proxy advisory firm, ISS Proxy Advisory Services, recommended that shareholders vote FOR the Board’s nominees by returning the WHITE PROXY CARD and recommended that shareholders NOT RETURN THE GREEN PROXY CARD of the Stilwell Group for reasons explained in their report and summarized in the Company’s press release, including ISS’s opinion that “there does not seem to be a compelling case that change is warranted at this time.”

We sympathize with you, our shareholders, and understand that this unprecedented and unnecessary proxy contest by the Stilwell Group has caused great confusion, which has been exacerbated by the numerous unwanted mailings and different forms of green proxy cards you have received.

In order to repel this unwanted challenge from this New York hedge fund that boasts of its numerous attacks on community banks, please DISCARD ANY GREEN PROXY CARD, and SIGN AND RETURN THE WHITE PROXY CARD that is enclosed.

If you have already received and returned the GREEN PROXY CARD from the Stilwell Group, we urge you to change your vote by promptly signing, dating and returning the enclosed WHITE PROXY CARD or voting by internet using the instructions on the WHITE PROXY CARD. Only the latest dated proxy card or vote you submit will be counted.

If you have any questions or need assistance in voting your shares, please feel free to give me a call at (228) 435-8205. We appreciate your prompt attention to this matter, and your continued support of and interest in the Company.

Sincerely yours,

/s/ Chevis C. Swetman

Chevis C. Swetman

Chairman, President and Chief Executive Officer

Important Information

This letter may be deemed to be solicitation material in respect of the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”). The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its shareholders a proxy statement in connection with the Annual Meeting (the “Proxy Statement”) and advises its shareholders to read the Proxy Statement because it contains important information. Shareholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained upon request addressed to the Secretary of the Company at P.O. Box 529, Biloxi, Mississippi 39533-0529.